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                                                                   Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ReliaStar Financial Corp. on Form S-8 of our report dated January 31, 1997, except for Note 14, as to which the date is February 23, 1997, appearing in (and incorporated by reference in) the Annual Report on Form 10-K of ReliaStar Financial Corp. for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
July 23, 1997